As filed with the Securities and Exchange Commission on September 13, 2005
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MATRIXX INITIATIVES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	87-0482806

(State or other jurisdiction incorporation or organization)	(IRS Employer I.D. Number)
4742 North 24th Street, Suite 455
Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)
Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan
(Full title of the Plan)
William J. Hemelt
Executive Vice President, Chief Financial Officer and Treasurer
Matrixx Initiatives, Inc.
4742 North 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888
(Name, address and telephone number, including area code, of Agent for service)
COPIES TO:
Matthew P. Feeney
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004-2202
(602) 382-6000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities To	Amount To Be	Offering	Aggregate Offering	Amount of
Be Registered	Registered (1)	Price Per Share(2)	Price(2)	Registration Fee
Common Stock, $.001 Par Value	500,000 shares	$13.37	$6,685,000	$786.83

(1)	Also registered hereunder are such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock of the Registrant on the Nasdaq National Market on September 9, 2005.

Item 8. Exhibits.
EX-5
EX-23.1

     This Registration Statement also relates to the Form S-8 Registration Statement No. 333-99311 of Matrixx Initiatives, Inc. (the “Company”), filed on September 9, 2002, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8, except for the Reoffer Prospectus filed therewith, which is expressly not incorporated by reference into this Registration Statement. Under the Registration Statement, the Company registered an aggregate of 1,000,000 shares of common stock for issuance under the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (the “Plan”).
     This Registration Statement reflects an amendment to the Plan increasing the number of shares authorized to be issued thereunder from 1,000,000 shares to 1,500,000 shares, which was approved by the Company’s stockholders at its annual meeting of stockholders held on May 24, 2005.
Item 8. Exhibits.

Exhibit Number	Description
4.1	Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Proxy Statement filed April 8, 2005, File No. 001-31404).

4.2
Form of Option Agreement under Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed February 11, 2005, File No. 001-31404).

4.3
Form of Restricted Stock Agreement under Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Form 8-K filed February 11, 2005, File No. 001-31404).

5	Opinion of Snell & Wilmer L.L.P. (filed herewith).

23.1	Consent of Mayer Hoffman McCann P.C. (filed herewith).

23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on September 12, 2005.

MATRIXX INITIATIVES, INC.

By:	/s/ William J. Hemelt

William J. Hemelt Executive Vice President, Chief Financial Officer and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes William J. Hemelt, as attorney-in-fact, to sign in his name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

Signature	Title	Date
/s/ Edward E. Faber Edward E. Faber	Chairman of the Board of Directors and Director	September 12, 2005
/s/ Carl J. Johnson Carl J. Johnson	President, Chief Executive Officer and Director (principal executive officer)	September 12, 2005
/s/ Lori H. Bush Lori H. Bush	Director	September 12, 2005
/s/ Samuel C. Cowley Samuel C. Cowley	Director	September 12, 2005
/s/ William C. Egan William C. Egan	Director	September 12, 2005
/s/ L. White Matthews, III L. White Matthews, III	Director	September 12, 2005
/s/ Edward J. Walsh Edward J. Walsh	Director	September 12, 2005
/s/ Michael A. Zeher Michael A. Zeher	Director	September 12, 2005

Signature	Title	Date
/s/ William J. Hemelt William J. Hemelt	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	September 12, 2005

Exhibit Index

Exhibit Number	Description
4.1	Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Proxy Statement filed April 8, 2005, File No. 001-31404).

4.2
Form of Option Agreement under Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed February 11, 2005, File No. 001-31404).

4.3
Form of Restricted Stock Agreement under Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Form 8-K filed February 11, 2005, File No. 001-31404).

5	Opinion of Snell & Wilmer L.L.P. (filed herewith).

23.1	Consent of Mayer Hoffman McCann P.C. (filed herewith).

23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).